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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

     We consent to the incorporation by reference in this registration statement of Allied Waste Industries, Inc. on Form S-3 of our report dated September 30, 1996, to the Directors of Laidlaw Inc. on the balance sheets of the Laidlaw Solid Waste Management Group as at August 31, 1995 and 1996 and the statements of operations and cash flows for years ended August 31, 1994, 1995 and 1996.

     This letter is provided to securities regulatory authorities pursuant to the requirements of their securities legislation and is not for any other purpose.

                                          /s/ COOPERS & LYBRAND
                                          --------------------------------------
                                          Coopers & Lybrand
                                          Chartered Accountants
July 1, 1997
Hamilton, Canada